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                                                                    EXHIBIT 10.4


                         HORIZON MEDICAL PRODUCTS, INC.

                                ROBERT J. WENZEL
                       AMENDMENT TO STOCK OPTION AGREEMENT

         THIS AMENDMENT TO STOCK OPTION AGREEMENT ("Amendment") entered into this April 14, 2004, by and between Horizon Medical Products, Inc., a Georgia corporation (the "Company"), and Robert J. Wenzel ("the Optionee");

         WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement dated October 21, 2003 (the "Stock Option Agreement"), and desire to amend certain provisions in the Stock Option Agreement as hereinafter provided;

         1. The provisions of Section 1 of the Stock Option Agreement are hereby amended by deleting Section 1(b) and Section 1(c) in their entirety.

         2. The provisions of Section 2(b) of the Stock Option Agreement are hereby amended by deleting Section 2(b) in its entirety and by substituting in lieu thereof the following Section 2(b):

                  (b)      (1)      Subject to the provisions of this Section
         2(b), Optionee's right to exercise the Option shall be conditioned on Optionee's continuing as an employee of the Company as follows:

                                    (A)      If Optionee continues as an
                           employee of the Company or a Subsidiary of the Company until January 1, 2005, Optionee may exercise the Option as to one-third (?) of the shares of stock covered by the Option on the Grant Date.

                                    (B)      If Optionee continues as an
                           employee of the Company or a Subsidiary of the Company until January 1, 2006, Optionee may exercise the Option as to one-third (?) of the shares of stock covered by the Option on the Grant Date.

                                    (C)      If Optionee continues as an
                           employee of the Company or a Subsidiary of the Company until January 1, 2007, Optionee may exercise the Option as to the remaining shares of stock covered by the Option on the Grant Date.

                                    (D)      If there is a Change in Control (as
                           defined in the Plan), Optionee may exercise, immediately prior to the occurrence of such Change in Control if Optionee is an employee of

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                           the Company at the time of such vesting, the Option
                           as to the remaining shares of stock covered by the Option on the Grant Date that were not previously exercisable prior to such Change in Control.

                                    (E)      In the event Optionee's employment
                           with the Company is terminated by the Company under
                           Section 2(d) of Optionee's Employment Agreement with the Company, then Optionee may exercise the Option, commencing on the date of the Company's notice to Optionee under Section 2(d), as to the remaining shares of stock covered by the Option on the Grant Date that were not previously exercisable prior to the date of such notice.

                           (2) The aggregate number of shares of stock which Optionee can purchase through the exercise of the Option on any date shall equal the excess of the number of shares of stock as to which Optionee has the right on such date to purchase over the number of shares of stock which Optionee previously has purchased through the exercise of the Option. A transfer of employment between the Company and a Subsidiary of the Company or between one Subsidiary and another Subsidiary of the Company shall not be treated under this Section 2 as an interruption or termination of Optionee's employment by the Company or a Subsidiary of the Company.

                           (3) If Optionee's employment by the Company or a Subsidiary terminates as a result of his death or total and permanent disability (as determined by the Company), the Option may be exercised in full (without regard to the employment continuation requirements under Section 2(b)(1) above) during the 90-day period immediately following Optionee's termination of employment or, if less, during the remaining life of the Option under Section 2(a) of the Stock Option Agreement and shall expire immediately after the end of such period.

                           (4) If Optionee's employment by the Company or a Subsidiary terminates without cause, the Option to the extent exercisable under Section 2(b)(1) above on the date his employment terminates may be exercised during the 90-day period immediately following his termination of employment or, if less, during the remaining life of the Option under Section 2(a) of


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         the Stock Option Agreement and the Option shall expire immediately thereafter.

                           (5) If Optionee's employment by the Company terminates "for cause" as defined in Section 2(b) of his Employment Agreement with the Company, the Option shall expire on the date his employment so terminates, and Optionee shall have no further right to exercise the Option granted hereunder.

         3. The provisions of this Amendment shall become effective on the date of this Amendment as first set forth above. Except as expressly amended above, all other provisions of the Stock Option Agreement shall remain in full force and effect. This Amendment inures to the benefit of, and is binding upon, the Company and its respective successors and assigns and Optionee, together with Optionee's executor, administrator, personal representative, heirs, and legatees. This Amendment is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. Except for the Stock Option Agreement, this Amendment supersedes and terminates all prior agreements and understandings between the Company and Optionee concerning the subject matter of this Amendment. This Amendment may be modified only by written instrument signed by all of the parties hereto. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Georgia without reference to its conflicts of law principles. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    HORIZON MEDICAL PRODUCTS, INC.



                                    By:   /s/ Elaine Swygert
                                      ----------------------------------------
                                      Elaine Swygert, Corporate Controller


                                    OPTIONEE:


                                          /s/ Robert J. Wenzel
                                    ------------------------------------------
                                    Robert J. Wenzel



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